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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT
                              --------------------


     THIS AGREEMENT made and entered into this 17th day of February, 1995, by and between GRAND NATIONAL BANK (the "Bank"), and HOWARD A. MCKEE ("Mr. McKee").


     WHEREAS, the Bank and Mr. McKee mutually desire to provide for Mr. McKee to be available to continue to serve the bank as a consultant;


     NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Bank and Mr. McKee do hereby agree as follows:


     1. ENGAGEMENT OF MCKEE AS CONSULTANT. The Bank engages Mr. McKee and Mr. McKee hereby accepts such engagement as a consultant for a five year term commencing February 17, 1995. Mr. McKee agrees to serve, without additional salaried or fee compensation except for normal director's fees, as consultant and be available for advice and consultation at all reasonable times and to serve at the election of the Board on such committees of the bank to which he is appointed.


     2. COMPENSATION AS CONSULTANT. During the period he is engaged as a consultant, the Bank shall pay Mr. McKee the sum of $80,000 per year, payable monthly, and his compensation shall be reviewed annually along with executive officers.


     3. TERMINATION. Except to the extent otherwise provided herein, the Agreement shall terminate upon the happening of any of the following events: (a) the expiration of the term hereof, (b) the death of Mr. McKee, (c) the disability of McKee which shall continue for more than six months and which shall prevent him from performing any duties for the Bank, or (d) the mutual agreement of the Bank and Mr. McKee.


     4. NOTICES. Any notice of communication required or permitted hereby shall be in writing and shall be delivered personally, sent by prepaid telegram and followed with a confirming letter, or mailed by certified or registered mail, postage prepaid.

     (a) If to the Bank, to 2323 West Grand Avenue, Waukegan, Illinois, 60085, and;

     (b) If to Mr. McKee, to 20 South Clark Street, Suite 2310, Chicago, Illinois 60603-1802, or in the case of each party hereto, to such other address and to the attention of such other person as may have theretofore been specified in writing by such party to the other party. Each such notice or communication shall be deemed to have been given as of the date so delivered or mailed.


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     5.  INTERPRETATION.  This Agreement shall be interpreted, construed and governed by and under the law of the State of Illinois. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent and for the locality where so unenforceable, and in all other respects this Agreement shall remain in full force and effect. If any provision of this Agreement is deemed or held to be unenforceable as written but may be made enforceable by limitation thereof, then such provision shall be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                         GRAND NATIONAL BANK, A
                                         NATIONAL BANKING
                                         ASSOCIATION


                                         BY:  /s/  Bradley Nickerson
                                              -------------------------
                                                   BRADLEY NICKERSON


/s/  Howard A. McKee                     ATTEST:  /s/ Sue Wick
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     HOWARD A. MCKEE                                  SUE WICK


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